As filed with the U.S. Securities and Exchange Commission on July 13, 2011
Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

HEARTLAND PAYMENT SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	22-3755714
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

90 Nassau Street Princeton, New Jersey 08542 (609) 683-3831
(Address of Principal Executive Offices)

2008 EQUITY INCENTIVE PLAN, AS AMENDED AND RESTATED
(Full Title of the Plan)

Charles H.N. Kallenbach General Counsel, Chief Legal Officer and Secretary Heartland Payment Systems, Inc. 90 Nassau Street Princeton, New Jersey 08542
(Name and Address of Agent For Service)
(609) 683-3831
(Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Wesley C. Fredericks, Jr. Jenner & Block LLP 919 Third Avenue New York, NY 10022

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock $0.001, par value per share	6,641,219	$20.76	$137,871,707	$16,007

(1)    In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover additional shares of common stock which may be issued pursuant to the Heartland Payment Systems, Inc.'s 2008 Equity Incentive Plan, as Amended and Restated (the “Plan”), as a result of stock splits, stock dividends or similar transactions.

(2)    The 6,614,219 shares of common stock to be registered are in addition to 7,250,000 shares of common stock previously registered in connection with the Plan on a registration statement on Form S-8 filed with the Securities and Exchange Commission on November 19, 2008 (Registration No. 333-155450).

(3)    In accordance with Rule 457(h)(1) under the Securities Act solely for the purpose of calculating the registration fee, the maximum offering price per unit is based on the average of the high and low prices f the Registrant's common stock as reported on the New York Stock Exchange on July 7, 2011.

REGISTRATION OF ADDITIONAL SECURITIES
This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which a registration statement on this form relating to an employee benefit plan is effective. Pursuant to General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the registration statement on Form S-8 filed by the Registrant on November 19, 2008 (Registration No. 333-155450) with respect to the Registrant's 2008 Equity Incentive Plan.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8.    Exhibits
The exhibits filed as part of or incorporated by reference in this Registration Statement are listed in the Index of Exhibits that begins on page 4.
SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Princeton, State of New Jersey, this 13th day of July, 2011.

HEARTLAND PAYMENT SYSTEMS, INC.

By:     /s/ Charles H.N. Kallenbach
Charles H.N. Kallenbach
General Counsel, Chief Legal Officer and Secretary

POWER OF ATTORNEY
The officers and directors of the Registrant whose signatures appears below constitute and appoint Charles H.N. Kallenbach their true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to this Registration Statement on Form S-8, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Robert O. Carr Robert O. Carr	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	July 13, 2011
/s/ Maria Rueda Maria Rueda	Chief Financial Officer (Principal Accounting and Financial Officer)	July 13, 2011
/s/ Mitchell L. Hollin Mitchell L. Hollin	Director	July 13, 2011
/s/ Robert H. Niehaus Robert H. Niehaus	Director	July 13, 2011
/s/ Marc J. Ostro Marc J. Ostro	Director	July 11, 2011
/s/ Jonathan J. Palmer Jonathan J. Palmer	Director	July 12, 2011
/s/ George F. Raymond George F. Raymond	Director	July 13, 2011
/s/ Richard W. Vague Richard W. Vague	Director	July 13, 2011

INDEX TO EXHIBITS

Item No.	Description of Exhibits

4.1
Amended and Restated Certificate of Incorporation of Heartland Payment Systems, Inc. (Incorporated by reference to Exhibit 3.3 in the Registrant's Registration Statement on Form S-1, as amended (333-118073)).

4.2	Amended and Restated By-Laws of Heartland Payment Systems, Inc. (Incorporated by reference to Exhibit 3.2 in the Registrant's Form 10-K filed on March 10, 2008).

4.3	Registration Rights Agreement dated August 2, 2005 (Incorporated by reference to Exhibit 4.2 in the Registrant's Form 8-A filed on August 4, 2005).

4.4	2008 Equity Incentive Plan (amended and restated May 14, 2010) (Incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed on May 18, 2010).

4.5
Form of Employee Stock Option Agreement Under 2008 Equity Incentive Plan (Incorporated by reference to Exhibit 4.5 to the Registrant's Registration Statement on Form S-8 filed on November 19, 2008 (File No. 333-155450)).

4.6	Form of Employee Restricted Stock Unit Agreement. (Incorporated by reference to Exhibit 10.46 to the Registrant's Quarterly Report on Form 10-Q filed on August 7, 2009).

5.1	Opinion of Jenner & Block LLP. *

23.1	Consent of Independent Registered Public Accounting Firm. *

23.2	Consent of Jenner & Block LLP (filed as part of Exhibit 5.1). *

24.1	Power of Attorney (see signature page). *
___________________
*    Filed herewith.

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